Exhibit 21.1

List of Subsidiaries of Simon Property Group, Inc.

Subsidiary	Jurisdiction
Simon Property Group, L.P.	Delaware
The Retail Property Trust	Massachusetts
Simon Property Group (Illinois), L.P.	Illinois
Simon Property Group (Texas), L.P.	Texas
M.S. Management Associates, Inc.	Delaware
Simon Property Group Administrative Services Partnership, L.P.	Delaware
Kravco Simon Investments, L.P.	Pennsylvania
Premium Outlet Partners, L.P.	Delaware
SPG Mayflower, LLC	Delaware
SPG TRG Member, LLC	Delaware
Simon Services, Inc.	Delaware
Simon Global Development B.V.	Netherlands
Simon MAC S.a.r.l.	Luxembourg
Simon International S.a.r.l.	Luxembourg

List of Subsidiaries of Simon Property Group, L.P.

Subsidiary	Jurisdiction
The Retail Property Trust	Massachusetts
Simon Property Group (Illinois), L.P.	Illinois
Simon Property Group (Texas), L.P.	Texas
M.S. Management Associates, Inc.	Delaware
Simon Property Group Administrative Services Partnership, L.P.	Delaware
Kravco Simon Investments, L.P.	Pennsylvania
Premium Outlet Partners, L.P.	Delaware
SPG Mayflower, LLC	Delaware
SPG TRG Member, LLC	Delaware
Simon Services, Inc.	Delaware
Simon Global Development B.V.	Netherlands
Simon MAC S.a.r.l.	Luxembourg
Simon International S.a.r.l.	Luxembourg

Omits names of subsidiaries that as of December 31, 2023 were not, in the aggregate, “significant subsidiaries.”